                                                                    Exhibit 99.2

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of American Woodmark Corporation.

                                AMERICAN WOODMARK CORPORATION
                                -----------------------------
                                         (Registrant)

                                /s/Kent B. Guichard
                                Kent B. Guichard
                                Senior Vice President, Finance and
                                  Chief Financial Officer
                                (Principal Financial Officer)
                                Date: December 12, 2002